UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: January 28, 2008

 (DATE OF EARLIEST EVENT REPORTED: December 31, 2007)

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10934	39-1715850
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer Identification No.)

1100 Louisiana, Suite 3300, Houston, TX 77002

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 821-2000

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition

We issued a press release on January 28, 2008 announcing our financial results for the quarter ended December 31, 2007 which is attached hereto as Exhibit 99.1.  The first paragraph, the second paragraph and the table captioned “Comparative Earnings Statement,” and the information included in the paragraphs and tables under the heading “Non-GAAP Reconciliations” are incorporated herein by reference.  As noted in the press release, a copy of our unaudited consolidated financial statements for the quarter ended December 31, 2007 is available on our website at www.enbridgepartners.com.  Our unaudited consolidated financial statements are attached as Exhibit 99.2 and are incorporated herein by reference.  This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

                The Partnership announced that effective January 28, 2008, Richard Bird, who has been a director of Enbridge Energy Company, Inc., our general partner, and Enbridge Energy Management, L.L.C. (“Enbridge Management”), since October 2003, resigned from his role as director.  Corresponding with Mr. Bird’s resignation, Mr. Stephen J. Wuori was elected to the boards of directors of our general partner and Enbridge Management.  This is consistent with the senior management changes announced by Enbridge Inc. on January 9, 2008.  Mr. Wuori is now Executive Vice President, Liquids Pipelines and Mr. Bird is now Executive Vice President, Chief Financial Officer and Corporate Development for Enbridge, Inc.

                Stephen J. Wuori was elected a director of the General Partner and Enbridge Management on January 28, 2008 and is the Executive Vice President of Liquids Pipelines for the General Partner and Enbridge Management. He was previously Executive Vice President, Chief Financial Officer and Corporate Development of Enbridge Inc. from 2006 to 2008, Group Vice President and Chief Financial Officer of Enbridge Inc. from 2003 to 2006 and Group Vice President, Corporate Planning and Development of Enbridge Inc. from 2001 to 2003.

Mr. Wuori has an employment contract with Enbridge which provides that should he experience involuntary termination of employment for any reason (other than for cause) or elect to terminate his employment within 90 days of the first anniversary of the occurrence of a “change of control” of the Corporation (as defined in the agreement) or elect to terminate his  employment within 90 days following “constructive dismissal” (as defined in the agreement), subject to the terms of the contract, he will be paid 200% of the sum of: (i) twelve times the gross monthly salary paid to him in the last full month of employment; (ii) the average of the last two years of the Enbridge Short Term Incentive Plan (STIP) awards paid to him; and (iii) the cash value of the last annual flex benefit credit allowance and flexible perquisite allowance provided to him; plus an amount equal to the value of the STIP award to be paid for the calendar year in which termination occurs, pro rated based upon the number of days of employment of the executive in such year.

The contract also provides that Mr. Wuori is entitled to certain benefits, including two years of additional service added to the service already accrued at date of termination under the Enbridge defined benefit pension plan and supplemental benefit pension plan and cash payment of certain non-vested options, if any, that are cancelled under the Incentive Stock Option Plan (ISOP) as a consequence of termination of his employment.  In the case of options granted pursuant to the ISOP, the payment is calculated based on the in-the-money value of their non-vested option at the date of termination.

Item 9.01.                  Financial Statements and Exhibits

(d)         Exhibits

Reference is made to the “Index of Exhibits” following the signature page, which is hereby incorporated into this Item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P.
(Registrant)

	By:	Enbridge Energy Management, L.L.C.
as delegate of Enbridge Energy Company, Inc., its General Partner

Date: January 28, 2008	By:	\s\ STEPHEN NEYLAND
Stephen Neyland
Controller
(Duly Authorized Officer)

Index of Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement between Enbridge Inc. and Stephen J. Wuori dated as of April 14, 2003.
99.1	Press release of Enbridge Energy Partners, L.P., dated January 28, 2008 reporting financial results for the quarter ended December 31, 2007.
99.2	Unaudited consolidated financial statements of Enbridge Energy Partners, L.P. for the quarter and year ended December 31, 2007.